PIONEER POWER SOLUTIONS, INC. 8-K

Exhibit 99.1

Pioneer’s One-Time Special Cash Dividend

Enjoined by Superior Court of California

Fort Lee, NJ, October 7, 2019 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, has received an order of the Superior Court of California related to the case titled Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., enjoining distributions to shareholders, including the announced one-time special cash dividend of $1.37 per share planned and, at the time of the court's order, already in process to be paid on October 7, 2019. The ruling was issued after the close of business on Friday, October 4, 2019.

The Honorable Michelle Williams Court issued the injunction of the distribution. Pioneer intends to contest the matter vigorously. Due to the uncertainties of litigation, however, management can give no assurance that Pioneer will prevail on any claims made against us in any such lawsuit. As of the filing of this report, this action is scheduled for trial in the first quarter of 2020.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products and services include custom low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s allocation of the proceeds from the sale of its transformer business, (ii) the Company’s ability to expand its business through strategic acquisitions, (iii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings, (iv) the Company’s dependence on a few large customers for a material portion of its sales, (v) the potential loss or departure of key personnel, (vi) market acceptance of existing and new products, (vii) general economic and market conditions, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (x) reported material weaknesses in the Company’s internal control over financial reporting, (xi) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price and (xii) the outcome of litigation involving the Company. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com